EXHIBIT 23.1

                             Consent of Accountants




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                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Registration Statement on Form S-4 of our report dated September 25, 2000 relating to the financial statements of Wiremedia.com, Inc., as of and for the period ended August 31, 2000, which appear in such Registration Statement.

      Tampa, Florida
      February 1, 2001

                        KINGERY CROUSE & HOHL P.A.





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